UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 20, 2009

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6523	56-0906609
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Tryon Street Charlotte, North Carolina	28255
(Address of principal executive offices)	(Zip Code)

(704) 386-5681

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On May 18, May 19, May 20, May 21, May 22, and May 26, 2009, Bank of America Corporation (the “Registrant”) entered into separate agreements with certain institutional preferred shareholders pursuant to which the Registrant and each such shareholder agreed to exchange shares, or depositary shares representing fractional interests in shares, of various series of the Registrant’s outstanding preferred stock, par value $0.01 per share (“Preferred Stock”), as applicable, for shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”). In the aggregate, the Registrant agreed to exchange shares of Preferred Stock with an aggregate liquidation preference of $5.9 billion (consisting of shares of 6.204% Non-Cumulative Preferred Stock, Series D with an aggregate liquidation preference of $22.7 million; shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K with an aggregate liquidation preference of $3.0 billion; shares of 7.25% Non-Cumulative Perpetual Convertible Preferred Stock, Series L with an aggregate liquidation preference of $1.4 billion; shares of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M with an aggregate liquidation preference of $1.4 billion; shares of Floating Rate Non-Cumulative Preferred Stock, Series 4 with an aggregate liquidation preference of $53.4 million; and shares of 6.25% Noncumulative Perpetual Preferred Stock, Series 7 with an aggregate liquidation preference of $5.0 million) for an aggregate of 436,246,905 shares of Common Stock (approximately 5.7% of the Registrant’s outstanding shares of Common Stock as of April 30, 2009 as adjusted to give effect to the issuance, under the previously announced at-the-market offering, of 1.25 billion shares of Common Stock subsequent to April 30, 2009 and prior to the date hereof). The shares of Common Stock are being issued in reliance upon the exemption set forth in Section 3(a)(9) of the Securities Act of 1933, as amended, for securities exchanged by the issuer and an existing security holder where no commission or other remuneration is paid or given directly or indirectly by the issuer for soliciting such exchange.

ITEM 8.01	OTHER EVENTS.

On May 27, 2009, the Registrant announced an update relating to its capital raising efforts, including that it had entered into agreements with certain holders of (non-government) perpetual preferred shares to exchange their holdings of approximately $5.9 billion of Preferred Stock into approximately 436 million shares of Common Stock and that, subject to market conditions, the Registrant could issue up to an additional 564 million shares of Common Stock through the exchange of (non-government) perpetual preferred shares for shares of Common Stock. A copy of the news release announcing this information is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated May 27, 2009

*    *    *    *    *    *

The Registrant has not commenced an exchange offer for any of its securities. In connection with the commencement of any exchange offer, the Registrant would file a Tender Offer Statement on Schedule TO with the SEC. Holders of securities subject to any exchange offer should read the Tender Offer Statement on Schedule TO and other related materials, if and when those materials become available, because they would contain important information about such exchange offer. Investors would be able to obtain free copies of the Tender Offer Statement on Schedule TO (if and when available) and other documents filed with the SEC by the Registrant through the SEC’s website at http://www.sec.gov. In addition, investors would be able to obtain free copies of the Tender Offer Statement on Schedule TO (if and when available) by directing a request to: Bank of America Corporation, Corporate Treasury - Securities Administration, at 1-704-386-5681.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: May 27, 2009

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	News Release dated May 27, 2009